SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 28, 2009

XSUNX, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656

(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

  On August 28, 2009, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders providing an update to the progress associated with the Company’s plans to develop new technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. The letter outlines the interest from third-party news and industry related publications the Company is receiving, and provides a summary outline of certain efforts and progress associated with the Company’s plans to commercialize manufacturing technology which combines solar manufacturing techniques with high rate production technologies from the hard disc drive (HDD) industry. In the letter the Company also provided an update to its efforts to reduce operating costs related to operations no longer necessary under its revised business development plans.   A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit no description

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated August 28, 2009	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: August 28, 2009	By:	/s/ Tom Djokovich
Tom Djokovich, CEO/Secretary
Title